As filed with the Securities and Exchange Commission on May 30, 2025

No. 333-270474

No. 333-270843

No. 333-271171

No. 333-275644

No: 333-278397

No. 333-281650

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to FORM S-3 REGISTRATION STATEMENT No. 333-270474

Post-Effective Amendment No. 1 to FORM S-3 REGISTRATION STATEMENT No. 333-270843

Post-Effective Amendment No. 1 to FORM S-3 REGISTRATION STATEMENT No. 333-271171

Post-Effective Amendment No. 1 to FORM S-3 REGISTRATION STATEMENT No. 333-275644

Post-Effective Amendment No. 1 to FORM S-3 REGISTRATION STATEMENT No. 333-278397

Post-Effective Amendment No. 1 to FORM S-3 REGISTRATION STATEMENT No. 333-281650

UNDER

THE SECURITIES ACT OF 1933

Checkpoint Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

47-2568632

(I.R.S. Employer Identification Number)

2 Independence Way

Princeton, New Jersey 08540

(781) 652-4500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Erik Zwicker

General Counsel, Secretary

2 Independence Way

Princeton, New Jersey 08540

(781) 652-4500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Bill Fay

Barack Ferrazzano Kirschbaum & Nagelberg LLP

200 West Madison Street, Suite 3900

Chicago, Illinois 60606

(312) 629-7470

Approximate date of commencement of proposed sale to the public: Not applicable. Removal from registration of securities that were not sold pursuant to the above referenced registration statements.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments relate to the following Registration Statements on Form S-3 (the “Registration Statements”) filed by Checkpoint Therapeutics, Inc., a Delaware corporation (the “Company”) with the Securities and Exchange Commission (the “SEC”):

•	Registration Statement on Form S-3 (No. 333-270474), which was filed on March 10, 2023, and declared effective on May 5, 2023;
•	Registration Statement on Form S-3 (No. 333-270843), which was filed on March 24, 2023, and declared effective on May 5, 2023;
•	Registration Statement on Form S-3 (No. 333-271171), which was filed on April 6, 2023, and declared effective on May 5, 2023;
•	Registration Statement on Form S-3 (No. 333-275644), which was filed on November 17, 2023, and declared effective on November 24, 2023;
•	Registration Statement on Form S-3 (No. 333-278397), which was filed on March 29, 2024, and declared effective on April 5, 2024; and
•	Registration Statement on Form S-3 (No. 333-281650), which was filed on August 19, 2024, and declared effective on August 30, 2024.

On March 9, 2025, the Company entered into an Agreement and Plan of Merger (as subsequently amended on April 14, 2025, the “Merger Agreement”) with Sun Pharmaceutical Industries, Inc., a Delaware corporation (“Parent”), and Snoopy Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement, on May 30, 2025, Merger Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent.

In connection with the Merger, the Company has terminated all offerings of its securities pursuant to the Registration Statements. In accordance with the undertakings made by the Company in the Registration Statements to remove from registration by means of a post-effective amendment any securities that had been registered for issuance but remain unsold at the termination of the offering, the Company hereby terminates the effectiveness of each Registration Statement and removes and withdraws from registration any and all securities registered pursuant to the Registration Statements that remain unsold as of the date hereof. Each Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities. After giving effect to these Post-Effective Amendments, there will be no remaining securities registered by the Company pursuant to the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey on May 30, 2025.

CHECKPOINT THERAPEUTICS, INC.

By:	/s/ Erik Zwicker
Name:	Erik Zwicker
Title:	Secretary

No other person is required to sign these Post-Effective Amendments in reliance on Rule 478 of the Securities Act of 1933, as amended.